Exhibit 5
Opinion and Consent of Gregory M. Wilson

                                Gregory M. Wilson
                                 Attorney at Law
                              18610 East 32nd Ave.
                              Greenacres, WA 99016

                               Tel. (509) 891-8373
                               Fax (509) 891-8382

December 3, 2002

Board of Directors
Urban Television Network Corporation
18505 Highway 377 South
Fort Worth, TX  76126

Re:      Urban Television Network Corporation
         Registration Statement on Form S-8
         (the "Registration Statement")

Gentlemen:

         I have acted as special counsel to Urban Television Network Corporation, a Nevada corporation, (the "Company") in connection with the issuance of 300,000 shares of the Company's common stock, (the "Shares"), pursuant to the terms and conditions described in the Company's Registration Statement on Form S-8 dated December 3, 2002.

You have advised that:

1. The Company is current in its reporting responsibilities to the Securities and Exchange Commission as mandated by the Securities Exchange Act of 1934, as amended.

2. The Shares will be issued to consultants and participants in Consulting and Legal Services Plans as compensation for their services on behalf of the Company. These persons have provided bona-fide services to the Company which are not in relation to the offer or sale of securities in a capital-raising transaction, and which did not either directly or indirectly promote or maintain a market for the Company's securities.

3. The shares to be issued to these individuals are pursuant to corporate resolution and the approval of the Board of Directors of the Company.

In connection with the representation, I have examined such records and documents and made such examinations of law as I have deemed relevant in connection with this opinion. In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. I have no reason to doubt the information provided to me by the Company which has formed a factual basis for this opinion and I have made no special investigation of this information.

Based on the accuracy of the information supplied to me, it is my opinion that the Company may avail itself of a Registration Statement on Form S-8, and is qualified to do so. Further, subject to the limitation set forth in the Company's Articles of Incorporation with respect to the maximum number of shares of common stock that the Company is authorized to issue, and assuming that the Shares will be issued as set forth in the Plan and the Registration Statement, at a time when effective, and that the Company will fully comply with all applicable securities laws involved under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated pursuant to these Acts, and in those states of foreign jurisdictions in which the Shares may be sold, I am of the opinion that, upon proper and legal issuance of the Shares and receipt of the consideration to be paid for the Shares, the Shares will be duly authorized, validly issued, fully paid and non-assessable shares of common stock of the Company.

This opinion does not cover any matters related to any re-offer or re-sale of the Shares by any Plan participants, once properly and legally issued pursuant to this Plan as described in the Registration Statement.

I hereby  consent to the filing of this opinion with the  Commission  as Exhibit
5.0 to the Registration Statement. I also consent to the reference to my firm under the heading in the Registration Statement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. I assume no obligation to revise or supplement this opinion should the present laws of the State of Nevada or the federal law of the United States be changed by legislative action, judicial decision or otherwise. This opinion is furnished to you pursuant to the applicable rules and regulations promulgated under the Act in connection with the filing of this Registration Statement. Should you have any questions or comments, please do not hesitate to contact this office.

Sincerely,

 /s/ Gregory M. Wilson
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Gregory M. Wilson